Exhibit 2.1

Electronic Articles of Incorporation For

COMPOUND REAL ESTATE BONDS II INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

COMPOUND REAL ESTATE BONDS II INC.

Article II

The principal place of business address:

1185 6TH AVENUE

NEW YORK, NY. US 10036

The mailing address of the corporation is:

1185 6TH AVENUE

NEW YORK, NY. US 10036

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

10000

Article V

The name and Florida street address of the registered agent is:

INDERJIT TULI

7304 NW 27TH AVE

BOCA RATON, FL. 33496

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature:	INDERJIT TULI

Article VI

The name and address of the incorporator is:

BANESSA ALVAREZ

1814 N MEMORIAL DRIVE

HOUSTON, TX 77007

Electronic Signature of Incorporator:	BANESSA ALVAREZ

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain “active” status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title:	DIR

SAHIBJEET KAUR

1185 6TH AVENUE 3RD FLOOR

NEW YORK, NY. 10036

Title:	P

INDERJIT TULI

7304 NW 27TH AVE

BOCA RATON, FL. 33496

Title:	TRE

SAHIBJEET KAUR

1185 6TH AVENUE

NEW YORK, NY. 10036

Title:	SEC

INDERJIT TULI

1185 6TH AVENUE

NEW YORK, NY. 10036